Exhibit 99.1

Avago Technologies Announces $0.12 Interim Dividend

SAN JOSE, Calif. and SINGAPORE – December 9, 2011 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today announced that its Board of Directors has approved a quarterly interim cash dividend of $0.12 per ordinary share.

The dividend is payable on December 30, 2011 to shareholders of record at the close of business (5:00 p.m.) Eastern Time on December 19, 2011.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics, and consumer and computing peripherals.

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Contacts:

Avago Technologies Limited

Jacob Sayer, +1-408-435-7400

VP Business Development and IR

investor.relations@avagotech.com